Alaunos Therapeutics Announces Acquisition of Velaris Therapeutics

Acquisition of Velaris and concurrent oversubscribed $350 million private placement positions the Company to deliver multiple proof-of-concept datasets in pulmonary arterial hypertension

Velaris Therapeutics, the ninth company launched based on Paragon-discovered assets, is advancing a pipeline built to address growth signaling imbalances that drive pulmonary vascular remodeling in PAH and secondary pulmonary hypertension (PH), including PH due to heart failure with preserved ejection fraction

Velaris is developing a broad pipeline of ActRII-Fcs and an anti-PDGF-B antibody, designed to be developed as monotherapies or in combination, across cardiopulmonary indications

The Company is expected to have financial runway into 2029 to support multiple data milestones, including clinical proof-of-concept data for VLR199 in 2028

FORT LAUDERDALE, Fla., October 13, 2026 – Alaunos Therapeutics, Inc. (NASDAQ: TCRT) ("Alaunos" or the “Company”) announced today the completion of the acquisition of Velaris Therapeutics, Inc. (“Velaris”), a privately-held biotechnology company advancing a pipeline of potentially transformative therapies for pulmonary arterial hypertension (“PAH”) and related cardiopulmonary diseases. The acquisition gives the Company a portfolio of ActRII-Fc ligand traps and complementary biologics designed to address the underlying signaling imbalances that drive remodeling of the pulmonary vasculature in multiple cardiopulmonary conditions.

A concurrent private placement of Series C non-voting convertible preferred stock (the “Private Placement”) was led by Fairmount with participation from Venrock Healthcare Capital Partners, certain accounts advised by T. Rowe Price Investment Management, Inc., Wellington Management, Janus Henderson Investors, Access Biotechnology, BB Biotech, Perceptive Advisors, Sirenia Capital Management LP, ADAR1 Capital Management and other leading investment management firms. The private placement resulted in gross proceeds to Alaunos of approximately $350 million and is expected to fund operations into 2029, enabling the generation of key proof-of-concept data sets for VLR199 and VLR360, as well as through initial regulatory filings for VLR247 and VLR258.

Velaris is the ninth company launched based on assets discovered by Paragon. The lead program, VLR199, is an ActRIIA-Fc ligand trap designed to replicate the clinically validated pharmacology of the only approved activin-signaling inhibitor for the treatment of PAH and improve on the existing therapy where it is not fully optimized. Velaris’s pipeline additionally includes VLR247 and VLR258, two ActRII-Fc ligand traps based on ActRIIA and ActRIIB, respectively, engineered to spare ligands BMP-9 and BMP-10, which have been associated with hematologic adverse events. Together, this suite of product candidates is designed to provide significant optionality for Velaris to maximize the potential of activin-signaling inhibition. Velaris is also developing VLR360, an anti-PDGF-B monoclonal antibody targeting a complementary signaling pathway implicated in PAH. VLR360 and the ActRII-Fcs are designed to be developed as monotherapies or in combination, providing Velaris with the opportunity to address multiple underlying signaling imbalances that drive pulmonary vascular remodeling in PAH and related cardiopulmonary conditions.

“We aim to transform the treatment of pulmonary hypertension, starting with PAH”, said Michael Henderson, MD, President of Velaris. “PAH and secondary pulmonary hypertension, including PH due to heart failure with preserved ejection fraction (PH-HFpEF) and interstitial lung disease (PH-ILD), significantly affect the lives of hundreds of thousands living with these conditions in the United States and even more globally. With these indications sharing the imbalanced growth signaling that drives PAH and mounting evidence demonstrating that effective PAH therapies also have utility in secondary PH, we believe the time is right for Velaris. We’ve built a capital-efficient plan to rapidly achieve proof-of-concept in PAH and demonstrate value. With a pipeline built to provide optionality around ligand traps, to address complementary signaling pathways, and to offer compelling follow-on opportunities beyond PAH, we are excited for this next chapter."

“Since our founding, Alaunos has been committed to advancing innovative therapies designed to improve outcomes for patients,” said Holger Weis, CEO and Chairman of the Board of Directors of Alaunos. “We are pleased to announce the acquisition of Velaris. We believe this transaction and the concurrent private placement provide a strong financial foundation for us to advance an exciting pipeline and offer our stockholders a compelling opportunity to realize value, with proof-of-concept data for VLR199 expected in 2028.”

Management & Organization:

In conjunction with the transaction, Peter Harwin, Founding Partner of Fairmount, will join the Board of Directors for Alaunos.

Alaunos intends to hold a meeting of its stockholders to approve, among other things, the conversion of the non-voting convertible preferred stock issued in the transactions into common stock. Effective upon receipt of that approval, three of Alaunos’ current directors will resign from the Board of Directors and three directors designated by Fairmount will be appointed to fill the resulting vacancies, such that Peter Harwin and the Fairmount designees will constitute four of the five members of the Board of Directors. In addition, following receipt of that approval, the holders of Alaunos’ Series B non-voting convertible preferred stock, voting as a separate class, will be entitled to elect two of Alaunos’ five directors (initially, Peter Harwin and one of the Fairmount designees) for so long as at least 30% of the originally issued Series B non-voting convertible preferred stock remains outstanding.

About the Acquisition and Financing Transaction

The acquisition was approved by the Board of Directors of Alaunos and the Board of Directors and stockholders of Velaris. The closings of the transactions are not subject to the approval of Alaunos’ stockholders. On an as-converted basis and after accounting for these transactions (and without giving effect to any beneficial ownership limitations or reverse stock split), the total number of shares of Alaunos common stock will be approximately 358.59 million.

Cantor is serving as financial advisor to Alaunos. Sichenzia Ross Ference Carmel LLP is serving as legal counsel to Alaunos. Wedbush Securities Inc. is serving as strategic financial advisor to Velaris. Jefferies, TD Cowen, Stifel, UBS Investment Bank, and Wedbush & Co., LLC are serving as the placement agents to Velaris, and Gibson, Dunn & Crutcher LLP is serving as legal counsel to Velaris.

About Alaunos Therapeutics

Alaunos Therapeutics is a biotechnology company focused on developing novel therapeutics. The Company’s obesity and metabolic disorders program is advancing ALN1003, an oral small-molecule candidate being evaluated as a potential differentiated, non-hormonal, non-incretin approach for obesity- and metabolic-disease-relevant biology.

About Velaris Therapeutics

Velaris Therapeutics is a biotechnology company advancing a pipeline of potentially transformative therapies for pulmonary hypertension and related cardiopulmonary diseases. Velaris is developing ActRII-Fc ligand traps and complementary biologics designed to maximize the potential of these classes of therapies. VLR199, with broad ligand activity, is designed to replicate clinically validated pharmacology but improving where it is not fully optimized. VLR247 and VLR258, featuring distinct ActRII extracellular domains, are designed to spare BMP-9 and BMP-10 and lower risk for hematologic adverse events. The pipeline also features VLR360, an anti-PDGF-B monoclonal antibody, which offers a complementary approach that alone or in combination with the ActRII-Fcs is designed to address the signaling imbalances that drive remodeling of the pulmonary vasculature. Velaris’ assets were discovered by Paragon Labs. Velaris is based in Waltham, MA. For more information, visit velaristx.com.

About Paragon Labs

Paragon Laboratories, Inc. (“Paragon Labs” and together with its predecessor, “Paragon”) is a biotechnology company applying cutting-edge science and technology to shape the next generation of novel, best-in-class biologics for major medical needs. Paragon is fueling a pipeline of transformative therapies that are positioned to be rapidly advanced into clinical development. To date, nine companies have been launched based on assets discovered by Paragon. Founded by Fairmount, Paragon is based in Waltham, MA. For more information, please visit www.paragonlabs.com. Follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future of the acquired assets, pipeline and business including, without limitation, the anticipated meeting of Alaunos’ stockholders and the expected changes to the composition of the Board of Directors following receipt of stockholder approval, the Company’s ability to achieve the expected benefits or opportunities with respect to its product candidates, including whether the product candidates will achieve clinical proof of concept. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Alaunos’ stockholders do not approve the conversion of the preferred stock and the related matters to be voted on at the stockholder meeting, and those uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

Additional Information and Where to Find It

This press release does not constitute a solicitation of any vote or approval. Alaunos intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the meeting of its stockholders described above. ALAUNOS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALAUNOS, THE MATTERS TO BE VOTED ON AT THE MEETING AND RELATED MATTERS. Stockholders may obtain free copies of the proxy statement and other documents filed by Alaunos with the SEC, when available, through the SEC’s website at www.sec.gov or Alaunos’ website at www.alaunos.com.

Participants in the Solicitation

Alaunos and its directors and executive officers, and Fairmount and its designees to the Board of Directors, may be deemed to be participants in the solicitation of proxies from Alaunos’ stockholders in connection with the matters to be voted on at the meeting. Information regarding Alaunos’ directors and executive officers is included in Alaunos’ Annual Report on Form 10-K for the year ended December 31, 2025, as amended, filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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